Exhibit 23.1

Consent of Independent Registered Public Accountants

To the Board of Directors and Shareholder of Telewest Global, Inc.

We consent to the use of our report with respect to Telewest Global, Inc. included herein and to the references to our firm under the heading “Experts” in the registration statement.

KPMG Audit plc

London, England

July 15, 2004